EXHIBIT 23

                  CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Sportmart, Inc. registration statement of Form S-8 (No. 33-55330) of our report dated July 16, 1997 on our audits of the financial statements and supplemental schedules of the Sportmart, Inc. Incentive Savings Plan as of January 31, 1997 and 1996 and for year ended January
31, 1997, which report is included in this annual report on Form 11-K.

                                   COOPERS & LYBRAND, L.L.P.


Chicago, Illinois
July 30, 1997